Exhibit 10.03
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CHIEF FINANCIAL OFFICER ENGAGEMENT AGREEMENT
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         THIS AGREEMENT (this "Agreement") is made and effective this eighteenth day of November 2003 (the "Commencement Date"), by and between Robert E. Lester ("CFO") and CERISTAR, INC., a Delaware corporation (the "Company" or "Employer") for the employment of CFO by the Company.

         NOW, THEREFORE, the parties agree as follows:

         1. Employment. As of the Commencement Date, Employer hereby employs CFO as the Company's Chief Financial Officer under the terms and conditions set forth herein.

         2. Term of Employment. Employer hereby employs the CFO and the CFO hereby accepts employment under this Agreement effective November 18, 2003 (the Commencement Date) and continuing for a period of twelve (12) months through November 17, 2004. Subject to the provisions of termination set forth in Section 7 hereof, renewal of this Agreement shall be automatic for successive one-year periods unless: (i) the CFO shall have given written notice to the Employer at least thirty (30) days prior to the expiration of the then current Term that he does not intend to renew, or (ii) the Company shall have given written notice to the CFO not less than sixty (60) days prior to the expiration of the then current Term of its intent to not renew the Agreement, whereupon, in either case, this Agreement shall expire at the end of the then current Term. Reference to "Term" herein shall refer to both the initial term and any such successive renewal period.

         3. Duties of CFO.

         (a) Chief Financial Officer. CFO shall serve as the Company's Chief Financial Officer and shall assume such duties and responsibilities that are customary for chief financial officers of corporations in the Company's business, subject at all times to the direction and control of the CEO and President. CFO will perform his services at the Company's offices.

         4. Compensation and Expenses.

         (a) Base Salary. For the services of the CFO to be rendered under this Agreement, the Company will pay the CFO a monthly base salary of $6,500 (as increased from time to time, the "Base Salary"). The Company will pay the CFO his Base Salary per regular company payroll schedules.

         (b) Base Salary Adjustment. The Board may increase the CFO's base salary from time to time on such terms and conditions as the CEO and Board deems.

         Bonus Compensation. The company will provide a:

              (i) Bonus amount that may be paid to the CFO during the term of this agreement.

              (II) Depending upon performance, CFO will be eligible for a bonus equal to 100,000 stock options at the conclusion of six months employment.


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         (d) Stock Option Grant. Upon commencement of this Agreement, the
Company shall grant CFO non-qualified stock options equaling 215,000 at an exercise price equal to the actual closing price of the stock on the last trading day before the date of the stock option grant (the "Stock Option"). The Stock Options in this grant will vest on October 8, 2004. The Stock Option will be more fully described pursuant to a Directors and Officers Stock Option Agreement a form of which is attached, or will be attached when available, hereto as Exhibit "A".

         5. Benefits.

         (a) Vacation. For each twelve-month period during the Term, the CFO will be entitled to four weeks of vacation and without loss of compensation or other benefits to which he is entitled under this Agreement. The CFO shall also be entitled to all paid holidays and sick days generally available by the Company to its employees.

         (b) CFO Benefit Programs. Without limiting the compensation to which the CFO is entitled pursuant to the provisions of Section 5 during the Term, the CFO will be provided with life, family health and hospitalization, and disability insurance. Such insurance will be provided as agreed by CFO.

         (c) Officers and Directors insurance. The Employer shall provide the CFO with an Officers and Directors insurance policy. That Officers and Directors insurance policy will be in effect within 30 days of the effective date.

         (e) Temporary Living Expenses. CFO shall be entitled to monthly housing and living expenses for the periods of time which the CFO is primarily working at the Company's offices until such time as CFO relocates to the company's offices.

         6. Expenses. The CFO may incur reasonable expenses for carrying out the duties provided for under this Agreement, including expenses for entertainment, travel, computer equipment, broadband access and similar items. The Employer will reimburse the CFO for all such expenses.

         7. Termination of CFO's Employment

         (a) The Employer may terminate this Agreement at any time by giving 30 days' written notice to the CFO. In that event, the CFO, if requested by the Employer, may continue to render his services, and shall be paid his regular compensation up to the date of termination. In addition, the CEO shall be paid the Severance Amount as defined below in section 13(c).

         (b) If CFO terminates this contract for cause after 90 days from Commencement date then CFO shall be entitled to a pro-rata allotment of Stock Options granted under section 4(d) above.

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         8. Disability or Death. If the CFO is unable to perform his services by reason of illness or incapacity the remaining term of this agreement shall be paid as per section (13c) and a pro-rata amount of options shall vest at the end of the current term. In the event of death of CFO compensation equal to the remainder of the current term shall be paid as per section 4(a) above and a pro-rata amount of stock options will vest immediately.

         9. Nondisclosure of Confidential Information.

         (a) Nondisclosure. The parties hereto acknowledge that during the Term (the restricted period), the CFO shall be making use of, acquiring and adding to Confidential Information (as that term is defined in such paragraph 9(b) below). CFO covenants and agrees that during the Term, (the "Restricted Period"), he shall not, except with the prior written consent of the Company, which consent shall not be unreasonably withheld, except if acting solely for the benefit of the Company in connection with the Company's business and in accordance with the Company's business practices and policies, at any time, disclose, divulge, report, transfer or use, for any purposes whatsoever, any of such Confidential Information which has been received, conceived or developed by CFO. CFO also recognizes that such Confidential Information represents a valuable asset and is required to ensure the effective and successful conduct of the Company's business.

         (b) Confidential Information. For purposes of this Agreement, the term "Confidential Information" must be clearly identified as "Confidential" on the relevant document and shall mean all of the following materials and information, as identified as "Confidential", which CFO receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with CFO's employment with the Company:

              (i) The contents of any manuals or other written materials of the Company;

              (ii) The names of customers, prospective customers or persons, firms or corporations to whom the CFO may have provided services on behalf of the Company during the term of this contract;


              (iii) Any data or database, or other information compiled by the Company or any parent, subsidiary or affiliate of the Company, including, but not limited to, information concerning the Company, or any parent, subsidiary or affiliate of the Company, or any business in which the Company or any parent, subsidiary or affiliate of the Company, is engaged or contemplates becoming engaged, any company which the Company represents or with which the Company engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company has provided services or to whom or which any employee of the Company has provided services on behalf of the Company, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

              (iv) All policies, procedures and techniques regarding training, marketing and sales, either oral or written, and assorted lists containing special information pertaining to individual customers and/or prospective customers; and

         (c) Use and Return of Confidential Information.

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              (i) The CFO agrees that, upon termination of employment with
Company, CFO shall return to Company all such Confidential Information, which is in CFO's possession regardless of the form in which any such materials are kept.

         10. Covenant Not-to-Compete.

         (a) General; Duration of Covenant. CFO covenants and agrees that while employed by the Company CFO will not directly compete with the Company in its core services and products within its effective operating territory.

         (b) Definition of Competition. For purposes of this Agreement, competition with the Company shall be deemed to mean engagement in a business that directly involves those services specifically found in company documentation current during the term.

         (c) Restricted Territory. For purposes of this Agreement, the "Restricted Territory" shall mean those locations were the company has current or specifically planned operations.

         (d) Solicitation of Employees. During the current term of CFO, CFO shall not directly induce, influence, interfere, combine or conspire with, or attempt to induce, influence, interfere, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their employment with or compete against the Company or any future subsidiaries, parents or affiliates of the Company.

         (e) Solicitation of Accounts. During the Restricted Period, CFO shall not directly solicit, interfere with or disrupt or attempt to solicit, interfere with or disrupt any present or prospective relationship, contractual or otherwise, between the Company and any client, customer, supplier, financing source, insurer, sales representative or other person or entity.

         11. Reasonableness and Enforcement of Restrictions.

         (a) Reasonableness. The Company and CFO hereby agree that the period, scope and geographical areas of restriction imposed upon CFO by the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company and CFO. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. In the event that the provisions of this Agreement relating to the area of restriction, the period of restriction, or the scope of restriction, shall be deemed to exceed the maximum area, period of time or scope which a court of competent jurisdiction would deem enforceable, said area, period of time and scope shall, for purposes of this Agreement, be deemed to be the maximum area or period of time or scope which a court of competent jurisdiction would deem valid and enforceable. The Company and CFO acknowledge that the covenants and agreements set forth in Sections 9 through 13 hereof are an inducement to the Company and CFO to enter into this Agreement.

         (b) Enforcement. The parties hereby agree that any violation by the Company or CFO of the covenants contained in this Agreement might cause irreparable damage to the other party for which that party will have no adequate remedy at law. In the event that the Company or CFO breaches any of the

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covenants or in the event the Company fails to perform as specified in the relevant sections contained in this Agreement, the Company and CFO hereby agree and acknowledges that the other party, upon the filing of an action in a Court of competent jurisdiction, shall be immediately entitled to the issuance of an ex parte preliminary injunction enjoining the party in breach from continuing any such breach.

         12. Failure to Perform

         (a) In the event the Company fails to perform as specified in certain sections of this agreement then the Company will be in breach of this agreement and the CFO may choose to consider the agreement terminated and CFO will be entitled to compensation (the Severance Amount) as defined below.

         13. Change of Control.

         (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if:

              (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Company securities, after the date of this Agreement, having thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company, or

              (ii) the persons who were directors of the Company before the occurrence of any of the following transactions shall cease to constitute a majority of the Board of the Company, or any successor to the Company, as the direct or indirect result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions.

         (b) The Company and CFO hereby agree that, if CFO is in the employ of the Company on the date on which a Change of Control occurs (the "Change of Control Date") the CFO may voluntarily terminate his employment upon written notice to the Company at which time the CFO shall be entitled to receive the Severance Amount (as defined below). The Company shall otherwise continue to employ CFO and CFO will remain in the employ of the Company, in accordance with the terms of this Agreement and to exercise such authority and perform such CFO duties as are commensurate with the authority being exercised and duties being performed by the CFO immediately prior to the Change of Control Date.

         (c) The "Severance Amount" shall be a lump sum payment equal to 6 months compensation as found in section 4 or as modified and all stock options shall immediately vest. Such amount will be paid to CFO within fifteen (15) business days after his termination of affiliation with the Company.

         14. Status Change. If there shall occur, with respect to the CFO, any of the following events:

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              (i) Any diminution of duties or diminution in authority, title or office;

              (ii) Any assignment of duties inconsistent with his position as Chief Executive Officer and President;

              (iii) Any change in title to a title of lesser authority;

              (iv) Any reduction in compensation; or

              (v) The failure of the Board to re-nominate the CFO for membership on the Board in connection with a meeting of shareholders;

              (vi) any dilution in the percentage of stock of the company granted to CFO without the approval of the CFO in section 4(d), then upon the occurrence of any such event the CFO may voluntarily terminate his employment upon written notice to the Company at which time the CFO shall be entitled to the Severance Amount in accordance with Section 13(c) hereof.

         15. CFO's Legal Expenses. It is the intent of the Company that the CEO shall be entitled to be reimbursed for expenses incurred by him in connection with retaining an attorney or attorneys to review the terms and conditions of this Agreement. The Employer will likewise reimburse CEO for any and all legal costs that might be incurred in litigation related to any terms or performance as specified herein.

         16. Notices. All notices by either party required or permitted by this Agreement shall be in writing and sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to CFO:                Rob Lester
                                            2460 Peachtree Road #306
                                            Atlanta, GA 30305

                  If to Employer:           CeriStar, Inc.
                                            50 West Broadway, Suite 1100,
                                            Salt Lake City, Utah 84119
                                            Attention: Chair of the Board of
                                            Directors

Notices may also be mailed to such other addresses as the parties, respectively, may designate by notice given in like manner, and any such notice, request, or other communication shall be deemed to have been given when mailed as described.

         17. Assignment. Services to be rendered and obligations to be performed by CFO hereunder are special and unique, and all such services and obligations and all of CFO's rights hereunder are personal to CFO and shall not be assignable, delegable, or transferable; provided, however, that in the event of CFO's death, CFO's personal representative shall be entitled to receive any payments due hereunder. In the event of a change of control as defined above in
Section 13(a), then all terms and performances of this agreement shall be transferred, except as changed by the mutual agreement of the parties.

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         18. Waiver of Breach. The waiver by Employer of any breach of any provision of this Agreement by CFO shall not operate or be construed as a waiver of any subsequent breach by the CFO, and the waiver by CFO of a breach of any provision of this Agreement by Employer shall not operate or be construed as a waiver of any subsequent breach by Employer.

         19. Resolution of Disputes. Except as set forth below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction located in the State of Delaware. Notwithstanding anything to the contrary, in the event of the breach or threatened breach of any provision of this Agreement as a result of which a party hereto seeks any injunctive remedy, such party may apply to a court of competent jurisdiction for injunctions, both preliminary and final, enjoining and restraining such breach or threatened breach, and such remedy shall be in addition to all other remedies available to such party.

         20. Amendment. Only a written instrument signed by each party hereto may amend this Agreement.

         21. Construction of Agreement. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to its principles of choice of law. The rule of construction to the effect that ambiguities be construed against their draftor shall not be employed in the construction of this Agreement.

         22. Partial Invalidity. The invalidity or unenforceability of any provision hereof shall in no way effect the validity or enforceability of any other provision.

         23. Injunctive Relief. The Company and CFO acknowledges and agree that in the event either party violates any term, covenant, performance or provision of this Agreement, the Company or CFO might suffer irreparable harm for which the other party will have no adequate remedy at law. The parties agree that the other party shall be entitled to injunctive relief for any breach or violation of this Agreement, including but not limited to the issuance of an ex parte preliminary injunction as set forth in Section 11(b), in addition to and not in limitation of any and all other remedies available to the Company or CFO at law or in equity.

         24. No Offsets. The existence of any claim or cause of action of the Company or CFO against the other party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement.

         25. Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

         26. Entire Agreement. All prior negotiations and agreements between the parties hereto are superseded by this Agreement and there are no representations, warranties, understandings, or agreements other than those expressly set forth herein.

         Executed as of the date hereinabove stated:

EMPLOYER:

CeriStar, Inc.

By:  /s/Fred Weismiller
     ------------------
     Fred Weismiller

Its: Chief Executive Officer
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THE CFO ACKNOWLEDGES AND AGREES THAT CFO HAS READ AND UNDERSTANDS THE TERMS SET
FORTH IN THIS AGREEMENT, INCLUDING THE RESTRICTIVE COVENANTS SET FORTH IN SECTIONS 9 THROUGH 10, AND HAS BEEN GIVEN A REASONABLE OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT.

CFO [CHECK ONE]

HAS CONSULTED WITH AN ATTORNEY OR

CFO HAS ELECTED NOT TO CONSULT WITH AN ATTORNEY.
INITIAL HERE: ___________



/s/Robert Lester
----------------
Robert Lester


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EXHIBIT "A"

FORM OF STOCK OPTION GRANT






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